EXHIBIT 8.2
[Letterhead of Wachtell, Lipton, Rosen & Katz]
June [ ], 2009
Centex Corporation
2728 North Harwood Street
Dallas, TX 75201
Ladies and Gentlemen:
          We have acted as special counsel to Centex Corporation, a Nevada corporation (“Centex”), in connection with the proposed merger (the “Merger”) of Pi Nevada Building Company, a Nevada corporation (“Merger Sub”), that is, and at the Effective Time will be, a direct wholly owned subsidiary of Pulte Homes, Inc., a Michigan Corporation (“Pulte”), with and into Centex, pursuant to the Agreement and Plan of Merger, dated as of April 7, 2009, by and among, Pulte, Merger Sub and Centex (the “Merger Agreement”). At your request, and in connection with the mailing of the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of Pulte, including the Joint Proxy Statement forming a part thereof, relating to the transactions contemplated by the Merger Agreement, we are rendering our opinion concerning the material United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.
          In providing our opinion, we have examined the Merger Agreement, the Registration Statement, the Joint Proxy Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct, (iii) the statements and representations made by Pulte, Merger Sub and Centex in their respective officer’s certificates dated the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Merger will qualify as a statutory merger under the NRS, and (vi) Pulte, Merger Sub, Centex and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

          Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.
          We express no opinion on any issue relating to the tax consequences of the transaction contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Centex of any such change or inaccuracy that may occur or come to our attention.
          We are furnishing this opinion solely in connection with the filing of the Registration Statement and it is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Very truly yours,